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Contact:
Mento A."Chuck" Soponis
Chief Executive Officer
Oragenics, Inc.
(386) 418-4018
                                                         FOR IMMEDIATE RELEASE


       ORAGENICS, INC. BEGINS TRADING ON THE OTC BULLETIN BOARD REGISTRY.

ALACHUA, FL (JANUARY 22, 2004) - Oragenics, Inc. (TSX-V:ORA.U), a publicly held biotechnology company, today announced that its common shares have been accepted for quotation on the OTC Bulletin Board, effective immediately. Oragenics' stock symbol is "OGEN."

Mento "Chuck" Soponis, president and chief executive officer of Oragenics said, "This listing is an important corporate milestone for Oragenics. Our shareholders should benefit from this event through more efficient trading and, potentially, increased liquidity in Oragenics' stock."

Oragenics, Inc. is an emerging biotechnology research and development company that began operations in 1999. Located in Alachua, Florida at the University of Florida's Sid Martin Biotechnology Development Incubator, Oragenics is developing three new healthcare products. The most advanced product is an oral rinse for the prevention of tooth decay, which is anticipated to enter clinical trials in 2004. The second product in pre-clinical development is a broad-spectrum antibiotic. Oragenics is also developing a probiotic product to maintain oral health. For more information about Oragenics, please consult the Company's website at www.oragenics.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This release includes forward-looking statements which reflect Oragenics' current views with respect to future events and financial performance. These forward-looking statements are based on management's beliefs and assumptions and information currently available. The words "believe", "expect", "anticipate", "intend", "estimate", "project" and similar expressions which do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to (1) the ability to successfully complete development and commercialization of Oragenics' Replacement Therapy for prevention of tooth decay, novel antibiotic, and probiotic product for oral health; (2) the ability to obtain substantial additional funding; (3) the ability to develop and commercialize products before competitors; and (4) other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.

                                      # # #

         12085 Research Drive o Alachua, FL 32615 o tel: 386.418.4018
                  o fax: 386.462.0875 o oragen@biotech.ufl.org